Exhibit 10.4

NON-QUALIFIED STOCK OPTION

FORM OF
NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

Granted by

Magyar Bancorp, Inc.

under the

MAGYAR BANCORP, INC.
2022 EQUITY INCENTIVE PLAN

This Non-Qualified Stock Option Agreement (“Option” or “Agreement”) is and will be subject in every respect to the provisions of the Magyar Bancorp, Inc. 2022 Equity Incentive Plan (the “Plan”) of Magyar Bancorp, Inc. (the “Company”), which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan and related prospectus have been provided to each person granted a stock option pursuant to the Plan.  The holder of this Option (the “Participant”) hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Compensation Committee of the Board of Directors of the Company (the “Committee”) or by the Board of Directors, will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” includes the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Name of Participant:______________________________

2.	Date of Grant: ____________________

3.	Total number of shares of Company common stock, $0.01 par value per share, that may be acquired pursuant to this Option:_____________ (subject to adjustment pursuant to Section 9 hereof).

•	This is a Non-Qualified Stock Option.

4.	Exercise price per share: $___________________ (subject to adjustment pursuant to Section 9 below)

5.	Expiration Date of Option: ________. Notwithstanding anything in this Agreement to the contrary, no part of this Option may be exercised at any time on or after the expiration date.

6.
Vesting Schedule.  Except as otherwise provided in this Agreement, this Option first becomes exercisable, subject to the Option’s expiration date, in accordance with the vesting schedule specified herein.

The Options granted under this Agreement shall vest in _______ (__) equal annual installments (provided that fractional Options will not vest), with the first installment becoming exercisable on the first anniversary of the date of grant, or        , 20   , and succeeding installments on each anniversary thereafter, through            , 20     , subject to accelerated vesting under Section 10 of this Agreement.  Notwithstanding the foregoing, to the extent the vesting would vest in a fractional Option, the number of Options vesting should be rounded to the nearest Option  (with “.5” of an Option rounded up). This Option may not be exercised at any time on or after the Option’s expiration date.

As set forth in Section 10 of this Agreement, vesting will automatically accelerate pursuant to Sections 2.7 and 4.1 of the Plan in the event of death, Disability or Involuntary Termination of Service at or following a Change in Control.
7.
Exercise Procedure and Delivery of Notice of Exercise of Option.  This Option may be exercised in whole or in part by the Participant’s delivery to the Company of written notice (the “Notice of Exercise of Option” attached hereto as Exhibit A or as otherwise acceptable to the Company) setting forth the number of shares with respect to which this Option is to be exercised, together with payment by cash or other means acceptable to the Committee, in accordance with the Plan.

8.
Delivery of Shares.  Delivery of shares of Stock upon the exercise of this Option will comply with all applicable laws (including the requirements of the Securities Act of 1933, as amended) and the applicable requirements of any securities exchange or similar entity.

9.	Adjustment Provisions.
This Option, including the number of shares subject to the Option and the exercise price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.
10.	Accelerated Vesting and Exercisability Period.
The vesting of this Option will accelerate as set forth in the following  provisions under the Plan:
10.1
Death.  In the event of the Participant’s Termination of Service by reason of death, any unvested portion of this Option will vest and any unexercised portion of the Option may thereafter be exercised by the Participant’s legal representative or beneficiaries for a period of one (1) year from the Participant’s date of death.

10.2
Disability.  In the event of the Participant’s Termination of Service by reason of the Participant’s Disability, any unvested portion of this Option will vest and any unexercised portion of the Option may thereafter be exercised by the Participant or the Participant’s legal representative for a period of one (1) year following the Termination of Service due to Disability.

10.3
Change in Control.  In the event of the Participant’s Involuntary Termination of Service at or following a Change in Control, any unvested portion of the Option will vest and any unexercised portion of the Option may be exercised by the Participant or the Participant’s legal representative for a period of one (1) year following the Participant’s Involuntary Termination of Service.

10.4
Retirement.  In the event of the Participant’s Termination of Service by reason of the Participant’s Retirement, vested Options may be exercised for a period of one (1) year from the date of Termination of Service. Options that have not vested will expire and be forfeited on the date of Termination of Service by reason of Retirement.  “Retirement” has the meaning set forth in Article 8 of the Plan.

10.5	Termination for Cause. In the event of the Participant’s Termination of Service for Cause, all Options subject to this Agreement that have not been exercised will immediately expire and be forfeited.
10.6
Other Termination.  In the event of the Participant’s Termination from Service for any reason other than due to death, Disability, Retirement, Involuntary Termination at or following a Change in Control, or for Cause, this Option may thereafter be exercised, only to the extent it was exercisable at the time of the termination and only for a period of three (3) months following the termination.

11.	Miscellaneous.

11.1	No Option will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

11.2	Except as otherwise provided for in the Plan, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

11.3
At the discretion of the Committee, a Non-Qualified Option granted under the Plan may be transferable by the Participant, provided, however, that transfers will be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and provided, further, that the transfers are not made for consideration to the Participant.

11.4	This Option will be subject to any required federal, state and local tax withholding, which may be effected in the manner or manners permitted by the Company.
11.5
This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without reference to principals of conflict of laws, except as superseded by applicable federal law.

11.6	The granting of this Option does not confer upon the Participant any right to be retained in the service of the Company or any of its subsidiaries.

11.7	This Option is subject to forfeiture in accordance with the provisions of Section 7.17 of the Plan or as otherwise adopted by the Company.

11.8
This Option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this Option set forth above.

MAGYAR BANCORP, INC.
By:___________________________________
Title:__________________________________

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions hereof, including the terms and provisions of the Magyar Bancorp, Inc. 2022 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Magyar Bancorp, Inc. 2022 Equity Incentive Plan and related prospectus.
PARTICIPANT

_______________________________________

EXHIBIT A
NOTICE OF EXERCISE OF OPTION

I hereby exercise the stock option (the “Option”) granted to me by Magyar Bancorp, Inc. (the “Company”) or its affiliate, subject to all the terms and provisions set forth in the Non-Qualified Stock Option Agreement (the “Agreement”) and the Magyar Bancorp, Inc. 2022 Equity Incentive Plan (the “Plan”) referred to therein, and notify you of my desire to purchase __________________ shares of common stock of the Company (“Common Stock”) for a purchase price of $______ per share.

I elect to pay the exercise price by:

___	Cash or personal, certified or cashier’s check in the sum of $_______, in full/partial payment of the purchase price.
___	Stock of the Company with a fair market value of $______ in full/partial payment of the purchase price.*
___	My check in the sum of $_______ and stock of the Company with a fair market value of $______, in full/partial payment of the purchase price.*

___	A net settlement of the Option, using a portion of the shares obtained on exercise in payment of the exercise price of the Option (and, if applicable, any minimum required tax withholding).
___	Selling ______ shares from my Option shares through a broker in full/partial payment of the purchase price.
I understand that after this exercise, ____________ shares of Common Stock remain subject to the Option, subject to all terms and provisions set forth in the Agreement and the Plan.
I hereby represent that it is my intention to acquire these shares for the following purpose:
___ investment
___ resale or distribution

Please note: if your intention is to resell (or distribute within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”) the shares you acquire through this Option exercise, the Company or transfer agent may require an opinion of counsel that such resale or distribution would not violate the Securities Act of 1933 prior to your exercise of such Option.

Date: _______________, 20___.	________________________________________
Participant’s signature

* If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares.  If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having exchanged.  If the shares are held in “street name” by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged.  I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise.  In addition, I will receive additional shares equal to the difference between the shares I constructively exchange and the total new option shares that I acquire.